EXHIBIT 23.1

                        CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


      As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Form S-8 Registration Statement File No. 33-95064, and Form S-8 Registration Statement File No.
333-13785.



ARTHUR ANDERSEN LLP


Houston, Texas
April 27, 1998